SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2006

LASALLE HOTEL PROPERTIES

(Exact name of registrant specified in its charter)

Maryland	1-14045	36-4219376
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center

Suite 1200

Bethesda, Maryland 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 941-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 of this report is incorporated herein by reference. The issuance of the class A common partnership units and the series F preferred partnership units was effected upon the closing of the transactions described under Item 8.01 of this report in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On November 17, 2006, LaSalle Hotel Operating Partnership, L.P. closed on its previously announced acquisition of the Holiday Inn Wall Street. On September 22, 2006, a contribution agreement between LaSalle Hotel Operating Partnership, L.P. (the “Operating Partnership”) and JR Wall Street, LLC (“JRW”) became enforceable against the Operating Partnership, subject to the satisfaction of customary and several non-customary closing conditions, including the departure of the existing restaurant tenant. Pursuant to the contribution agreement and the subsequent satisfaction of the above referenced closing conditions, the Operating Partnership acquired the Holiday Inn Wall Street from JRW. The Holiday Inn Wall Street is a 138-room full-service hotel located in New York City on Gold Street. The aggregate consideration for the hotel, excluding expenses, consisted of the Operating Partnership’s assumption of an approximately $20 million first mortgage on the hotel and the Operating Partnership’s issuance of 70,000 class A common partnership units and 1,098,348 series F preferred partnership units.

The series F preferred units are a newly-created series of preferred units having a per-unit liquidation value of $25.00 and featuring an annual distribution, payable quarterly, on the liquidation value based on a floating rate equal to LIBOR plus 150 basis points. The rate will be reset monthly. Each series F preferred partnership unit is redeemable by the holder thereof for an amount of cash equal to the liquidation value plus accrued and unpaid distributions, or, in the sole discretion of LaSalle Hotel Properties, for common shares in LaSalle Hotel Properties having a market value equal to the liquidation value plus accrued and unpaid distributions. In addition, the Operating Partnership may redeem the series F preferred partnership units for cash on or after the 10th anniversary of their issuance. Each class A common partnership unit is redeemable by the holder thereof for an amount of cash equal to the market value of one common share of LaSalle Hotel Properties or, in the sole discretion of LaSalle Hotel Properties, for one common share.

In connection with the closing of the transactions contemplated by the contribution agreement, LaSalle Hotel Operating Partnership, L.P. amended its Amended and Restated Agreement of Limited Partnership to establish the designations, rights, powers, preferences and duties of the series F preferred partnership units.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits

3.2	Sixth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, incorporated herein by reference to Exhibit 10.1 to Form 8-K filed with the Securities and Exchange Commission on September 28, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

By:	/s/ Hans S. Weger
Hans S. Weger
Executive Vice President, Treasurer and
Chief Financial Officer

Dated: November 17, 2006

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